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                                                                    EXHIBIT 99.1



                         CONSENT OF WILFORD V. BANE, JR.

         The undersigned hereby consents to the inclusion of his name in the Prospectus constituting a part of this Registration Statement on Form S-1 as a person to become a director of Crown Media Holdings, Inc. upon consummation of its initial public offering of Class A common stock, par value $.01 per share.


Signature: /s/ Wilford V. Bane, Jr.
          -------------------------
          Wilford V. Bane, Jr.



Dated:    March 20, 2000